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                                                                     Exhibit 3.4

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              ROCKFORD CORPORATION

                  1. The name of the corporation is ROCKFORD CORPORATION.

                  2. The amendment adopted by action of the directors and stockholders is to amend ARTICLE IV of the corporation's articles of incorporation to read in its entirety as follows:

                  "The corporation shall have authority to issue 20,000,000 shares of common stock of the par value of $.01 per share."

                  3. The date of adoption of the amendment by the shareholders was April 21, 1999.

                  4. The number of shares of the corporation outstanding and the number of shares entitled to vote thereon were 1,025,878.

                  5. The number of shares voting in favor of adopting the amendment was 978, 323, and the number of shares voting against the adoption was zero (0).

                                    DATED as of April 30, 1999.

                                      ROCKFORD CORPORATION


                                      By    /s/
                                        ---------------------------------------
                                        W. Gary Suttle, President


                                      By    /s/
                                        ---------------------------------------
                                        James M. Thomson, Assistant Secretary

STATE OF ARIZONA        )
                        )  ss.
County of Maricopa      )

                  The foregoing instrument was acknowledged before me this 30 day of April, 1999, by W. Gary Suttle, President of ROCKFORD CORPORATION, an Arizona corporation, on behalf of the corporation.

                                          /s/
                                      -----------------------------------------
                                      Notary Public
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STATE OF ARIZONA  )
                                    )  ss.
County of Maricopa                  )

                  The foregoing instrument was acknowledged before me this 30 day of April, 1999, by James M. Thomson, Assistant Secretary of ROCKFORD CORPORATION, an Arizona corporation, on behalf of the corporation.

                                          /s/
                                      -----------------------------------------
                                      Notary Public

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